Exhibit 10.1

Resolution of Board of Directors, June 6, 2014, establishing compensation for non-management directors

*************

NOW, THEREFORE, LET IT BE RESOLVED, That the Board member compensation structure set forth in Exhibit A is hereby approved, effective November 1, 2014; and

EXHIBIT A

Piedmont Director Compensation Structure
Pay Component	Amount
Annual Board Retainer	$60,000*
Board Meeting Fee	$1,000* per meeting
Committee Meeting Fee	$1,000* per meeting
Annual Independent Lead Director Retainer	$17,500*
Annual Committee Chair Retainers	Audit: $15,000* Compensation: $9,375* Directors & Corporate Governance: $9,375* Benefits: $5,000* Finance: $5,000*
Annual Equity Grant	$90,000
Initial Election Equity Grant	Eliminated

*Inclusive of the 25% stock match assuming the Director takes all of his or her retainers and attendance fees in the Company’s Dividend Reinvestment and Stock Purchase Plan.